Exhibit 4.1

RIGHTS AGREEMENT

dated as of July 30, 2024

by and between

FARMERS & MERCHANTS BANCSHARES, INC.,

as the Company,

and

EQUINITI TRUST COMPANY, LLC,

as Rights Agent

Table of Contents

i

Exhibit A Form of Rights Certificate

Exhibit B Summary of Rights to Purchase Common Stock

ii

RIGHTS AGREEMENT

This RIGHTS AGREEMENT, dated as of July 30, 2024 (this “Agreement”), is made and entered into by and between Farmers & Merchants Bancshares, Inc., a Maryland corporation (the “Company”), and Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”).

W I T N E S E T H:

WHEREAS, the board of directors of the Company (the “Board”) has authorized and issued one right (a “Right”) for each share of Common Stock of the Company outstanding at the Close of Business on the Record Date, each Right initially representing the right to purchase one ten-thousandth (“Unit”) of a share of Common Stock, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that will become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.    Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

(a)    “Acquiring Person” shall mean any Person that, together with all of its Related Persons, is the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock then‑outstanding, but shall exclude (x) the Excluded Persons, (y) any Exempt Persons and (z) any Existing Holders.

Notwithstanding anything in this Agreement to the contrary, no Person shall become an “Acquiring Person”:

(i)    solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to the Triggering Percentage or more of the shares of Common Stock then‑outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock then-outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) hereof below), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional share(s) of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Triggering Percentage or more of the Common Stock then-outstanding;

(ii)    solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock of the Company then-outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of one or more additional shares of Common Stock (unless, upon becoming the Beneficial Owner of such additional share(s) of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Triggering Percentage or more of the Common Stock then-outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (B) a grant or exercise described in this Section 1(a)(ii);

(iii)    by means of share purchases directly from or issuances (including debt for equity exchanges) directly by the Company or indirectly through an underwritten offering by the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock then-outstanding following such transaction and (B) subsequently becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) hereof above) without the prior written consent of the Company and then Beneficially Owns the Triggering Percentage or more of the shares of Common Stock then-outstanding;

(iv)    if (A) the Board determines in good faith that such Person has become an “Acquiring Person” inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned a percentage of the Common Stock then‑outstanding that would otherwise cause such Person to be an “Acquiring Person” or became an “Acquiring Person” in a manner described in Section 1(a)(i), Section 1(a)(ii) or Section 1(a)(iii) hereof and, in each case, inadvertently became a Beneficial Owner of one or more additional shares of Common Stock; or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, obtaining or influencing control of the Company; and (B) such Person divests as promptly as practicable (as determined in good faith by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person”; or

(v)    if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company.

(b)    “Act” shall mean the Securities Act of 1933, as amended.

(c)    “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement.

(e)    “Agreement” shall have the meaning set forth in the Preamble hereof.

(f)    “Articles of Incorporation” shall mean the Company’s Articles of Incorporation.

(g)    “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement.

(h)    “Authorized Officer” shall have the meaning set forth in Section 5(a) hereof.

(i)    A Person is the “Beneficial Owner” of (and “Beneficially Owns” and has “Beneficial Ownership” of) any securities (that are as such “Beneficially Owned”):

(i)    that such Person or any of such Person’s Related Persons Beneficially Owns, directly or indirectly, as determined pursuant to Rule 13d-3 or Rule 13d-5 of the Exchange Act Regulations as in effect on the date of this Agreement;

(ii)    that such Person or any of such Person’s Related Persons, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights (other than the Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of (1) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Related Persons prior to the Distribution Date or pursuant to Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or (4) securities which such Person or any of such Person’s Related Persons may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons) if such agreement has been approved by the Board prior to such Person becoming an Acquiring Person; or (B) the right to vote (including the power to vote or to direct the voting of) or dispose (or direct the disposition) of, pursuant to any agreement, arrangement or understanding (whether or not in writing);

(iii)    that are Beneficially Owned (within the meaning of the preceding subsections of this Section 1(i)), directly or indirectly, by any other Person (or any Related Person of such Person) with which such Person (or any Related Person of such Person) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting or disposing of any such securities; or

(iv)    that are Beneficially Owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Related Persons) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Related Persons is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities Beneficially Owned by each Counterparty (including its Related Persons) under a Derivatives Contract shall for purposes of this clause (iv) include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Related Persons) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Related Persons) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding anything in this definition of “Beneficial Owner” to the contrary, (x) no Person engaged in business as an underwriter of securities shall be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) calendar days after the date of such acquisition; (y) no Person shall be deemed the “Beneficial Owner” of any security as a result of an agreement, arrangement or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security if such agreement, arrangement or understanding has not also been reported by the Person (or any Related Person of such Person) on Schedule 13D or Schedule 13G and arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations; and (z) no Person shall be deemed the “Beneficial Owner” of any security if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such security solely as a result of such status.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including, without limitation, for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own for purposes of this Agreement such shares of Common Stock not outstanding).

Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as a result of an Exempt Transaction.

(j)    “Board” shall have the meaning set forth in the recitals of this Agreement.

(k)    “Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banking or trust institutions in New York City, New York are authorized or obligated by law or executive order to close; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(l)    “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(m)    “Closing Price” shall mean, in respect of any security for any day, the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported at or prior to 4:00 P.M. New York City time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the security is not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. New York City time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security, which professional market maker will be selected by the Board.

(n)    “Common Stock” shall mean (i) when used with reference to the Company, the Common Stock, par value $0.01 per share (subject to adjustment from time to time), of the Company; and (ii) when used with reference to any Person other than the Company, the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(o)    “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p)    “Company” shall have the meaning set forth in the Preamble hereof.

(q)    “Counterparty” shall have the meaning set forth in Section 1(t) hereof.

(r)    “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(s)    “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(t)    “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

(u)    “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the Tender Offer Commencement Date (or, if such tenth (10th) Business Day occurs before the Record Date, the Close of Business on the Record Date); provided, however, that if either of the Stock Acquisition Date or the Tender Offer Commencement Date occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

(v)    “Equivalent Common Stock” shall have the meaning set forth in Section 11(b) hereof.

(w)    “Excess Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(x)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y)    “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(z)    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(aa)    “Excluded Person” shall mean (i) the Company or any of its Subsidiaries; (ii) any officers, directors and employees of the Company or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation, any fiduciary capacity); or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding any such plan or other benefits for employees of the Company or any Subsidiary of the Company.

(bb)    “Exempt Person” shall mean (i) any Person determined by the Board to be an “Exempt Person” in accordance with the requirements set forth in Section 25 hereof for so long as such Person complies with any limitations or conditions required by the Board in making such determination and (ii) any Person that, together with all of its Related Persons, is or may become the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock of the Company then-outstanding and such Beneficial Ownership would not, as determined by the Board in its sole discretion, be contrary to the best interests of the Company; provided, however, that any Person deemed to be an “Exempt Person” will cease to be an “Exempt Person” if the Board, in its sole discretion, makes a determination, notwithstanding any prior determination to the contrary, that such Person’s Beneficial Ownership would be contrary to the best interests of the Company.

(cc)    “Exempt Transaction” shall mean any transaction (or series of related transactions) that the Board determines is exempt from this Agreement, which determination shall be made by the Board in its sole and absolute discretion (provided, that no transaction (or series of related transactions) shall qualify as an Exempt Transaction pursuant to this Section 1(cc) unless such determination is made prior to such time as any Person becomes an Acquiring Person).

(dd)    “Exemption Request” shall have the meaning set forth in Section 25 hereof.

(ee)    “Exercise Price” shall have the meaning set forth in Section 4(a) hereof.

(ff)    “Existing Holder” shall mean any Person that, together with all of its Related Persons, is, as of the date of this Agreement, the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock of the Company then-outstanding. A Person ceases to be an “Existing Holder” if and when (i) such Person becomes the Beneficial Owner of less than the Triggering Percentage of the shares of Common Stock of the Company then-outstanding; or (ii) such Person increases its Beneficial Ownership of shares of Common Stock of the Company by acquiring one or more additional shares of Common Stock (other than pursuant to (x) a dividend or distribution paid or made by the Company on the Common Stock then‑outstanding; (y) a split or subdivision of the Common Stock then-outstanding; or (z) a grant or exercise described in Section 1(a)(ii) hereof).

(gg)    “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(hh)    “Final Expiration Date” shall mean July 29, 2025.

(ii)    “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(jj)    “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(kk)    “Flip-Over Event” shall have the meaning set forth in Section 13(a) hereof.

(ll)    “Flip-Over Party” shall have the meaning set forth in Section 13(b) hereof.

(mm)    “Flip-Over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Flip-Over Party.

(nn)    “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(oo)    “Notional Common Shares” shall have the meaning set forth in Section 1(t) hereof.

(pp)    “NYSE” shall mean the New York Stock Exchange, Inc.

(qq)    “Original Rights” shall have the meaning set forth in Section 1(i)(ii) hereof.

(rr)    “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity, including (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder; and (ii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other group or entity.

(ss)    “Receiving Party” shall have the meaning set forth in Section 1(t) hereof.

(tt)    “Record Date” shall mean the Close of Business on August 12, 2024.

(uu)    “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(vv)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(ww)    “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.

(xx)    “Requesting Person” shall have the meaning set forth in Section 25 hereof.

(yy)    “Right” shall have the meaning set forth in the recitals of this Agreement.

(zz)    “Rights Agent” shall have the meaning set forth in the Preamble hereof.

(aaa)    “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(bbb)    “SEC” means the U.S. Securities and Exchange Commission.

(ccc)    “Signature Guarantee” shall have the meaning set forth in Section 6(a).

(ddd)    “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(eee)    “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(fff)    “Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first‑mentioned Person; or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(ggg)    “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hhh)    “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(iii)    “Tender Offer Commencement Date” shall mean the date that a tender offer or exchange offer or other similar transaction by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, if, upon consummation thereof, such Person would become an Acquiring Person.

(jjj)    “Trading Day” shall mean, in respect to any security, (i) if such security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business; provided, that any national securities exchange shall be deemed to be open for the transaction of business if electronic auctions are open on such day regardless of the closure of physical locations; and (ii) if such security is not so listed or admitted, a Business Day.

(kkk)    “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.

(lll)    “Triggering Percentage” shall mean 11%.

(mmm)    “Trust” shall have the meaning set forth in Section 24(a) hereof.

(nnn)    “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

(ooo)    “Unit” shall have the meaning set forth in the recitals of this Agreement.

Section 2.    Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) and in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agent(s) as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agent(s)) upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent(s) shall be as the Company reasonably determines, provided, that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment, the Company shall notify, in writing, the Rights Agent and any co-Rights Agent(s) of any such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent(s).

Section 3.    Issuance of Rights Certificates.

(a)    Until the earlier of the Distribution Date and the Expiration Date, (i) with respect to shares of Common Stock outstanding as of the Record Date, or which become outstanding subsequent to the Record Date, the Rights, unless earlier expired, redeemed or terminated, shall be evidenced by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for Common Stock shall be deemed also to be certificates or book entries for Rights) and not by separate certificates (or book entries), (ii) the surrender for transfer of any certificate representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock and (iii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. The Company shall promptly notify the Rights Agent of a Distribution Date and request its transfer agent to give the Rights Agent a stockholder list together with all other relevant information. As soon as practicable after the Rights Agent is notified of the Distribution Date and receives such information, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit A (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that any adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and the Rights shall be transferable separately from the Common Stock.

(b)    Following the Record Date, the Company will make available, or cause to be made available, a copy of a Summary of Rights, in substantially the form attached as Exhibit B (the “Summary of Rights”), to any record holder of Common Stock (other than any Acquiring Person or any Related Person of any Acquiring Person) who may so request, from time to time, prior to the Expiration Date.

(c)    Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Farmers & Merchants Bancshares, Inc. (the “Company”) and Equiniti Trust Company, LLC (or any successor Rights Agent), as rights agent (the “Rights Agent”) dated as of July 30, 2024, as the same may be amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) shall be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, any Rights that are Beneficially Owned by any Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain transferees of an Acquiring Person or of any such Related Person will become null and void and will no longer be transferable.

(d)    With respect to any book-entry shares of Common Stock, such legend in substantially similar form shall be included in a notice to the record holder of such shares to the extent required by applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to record holders of book-entry shares, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with such shares of Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone, or such registration in book-entry form, and registered holders of such shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such Common Stock represented by such certificates or book-entries shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates or book entries. In the event the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding. The omission of any legend described in this Section 3 shall not affect the status, validity or enforceability of any part of this Agreement or the rights of any holder of the Rights.

(e)    Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Rights Certificates, to the extent permitted by applicable law.

Section 4.    Form of Rights Certificate.

(a)    The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when and if issued, shall each be substantially in the form set forth in Exhibit A and may have such changes or marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the stock certificate evidencing such shares (or, with respect to uncertificated shares of Common Stock, the date of the issuance of such shares of Common Stock indicated in the books of the registrar and transfer agent), and on their face shall entitle the holders thereof to purchase such number of Units of a share of Common Stock as shall be set forth therein at the price per Unit of a share of Common Stock set forth therein (the “Exercise Price”), but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.

(b)    Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by any Person known to be (i) an Acquiring Person or any Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom such Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the direction of the Board a legend substantially in the following form:

The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Rights Agreement dated as of July 30, 2024 by and between Farmers & Merchants Bancshares, Inc. and Equiniti Trust Company, LLC, (or any successor Rights Agent) as rights agent (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including the provisions of Section 7(e) hereof. The Company shall instruct the Rights Agent in writing of the Rights that should be so legended. The Company shall give written notice to the Rights Agent as soon as practicable after the Company becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof.

Section 5.    Countersignature and Registration.

(a)    The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Operations Officer, an Executive Vice President, Treasurer, Assistant Treasurer, Corporate Secretary or an Assistant Secretary (each, an “Authorized Officer”), either manually or by facsimile or other customary means of electronic transmission (e.g., email or “pdf”). Rights Certificates bearing the manual or facsimile signatures of the individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. The Rights Certificates shall be countersigned manually or by facsimile or other customary means of electronic transmission (e.g., email or “pdf”) by the Rights Agent and shall not be valid for any purpose unless so countersigned, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder. In case any authorized signatory of the Rights Agent who has countersigned any Rights Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b)    Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books and/or electronic records for registration and transfer of the Rights Certificates issued hereunder. Such books and/or electronic records shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

Section 6.    Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)    Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of Units of a share of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed and with all signatures guaranteed from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate accompanied by a Signature Guarantee and such other documentation as the Rights Agent reasonably requests. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not be obligated to deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under this Agreement that requires the payment by such Rights holder of applicable taxes and/or charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of loss, theft or destruction, of indemnity, including an open penalty surety bond, or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificates if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.    Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a)    Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 7(c), Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Exercise Price with respect to the total number of Units of a share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date or such later date as may be established by the Board prior to the expiration of the Rights; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof; (iii) the time at which such Rights are exchanged pursuant to Section 24 hereof; and (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(e) hereof at which time the Rights are terminated (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

(b)    The Exercise Price for each Unit of a share of Common Stock pursuant to the exercise of a Right shall initially be the quotient of (i) $95.00 divided by (ii) ten thousand, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in lawful money of the United States in accordance with Section 7(c) hereof.

(c)    Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price for the Units of a share of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of the Rights Certificate in accordance with Section 9(e) hereof, the Rights Agent shall, subject to Section 20(m) hereof, thereupon promptly (i) (A) requisition from the transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash, by certified bank check or bank draft, wire transfer, electronic transfer or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or property. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

(d)    In the event a registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)    Notwithstanding anything in this Agreement to the contrary, from and after the Flip-In Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent in writing when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights (without limiting the rights of the Rights Agent hereunder) as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its Related Persons or transferees hereunder.

(f)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent shall reasonably request.

(g)    Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

Section 8.    Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof, executed by the Rights Agent, to the Company. Cancellation and/or destruction of Rights Certificates under this Section 8 will be performed by the Rights Agent in the ordinary course of its business and in accordance with applicable law.

Section 9.    Reservation and Availability of Capital Stock.

(a)    [Intentionally Omitted].

(b)    As long as the shares of Common Stock (and, following the occurrence of a Triggering Event, other securities, if any), issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (and other securities, if any) reserved for such issuance to be listed on such exchange, upon official notice of issuance upon such exercise.

(c)    If the Company is required to file a registration statement pursuant to the Act with respect to the securities purchasable upon exercise of the Rights, then the Company shall use its commercially reasonable efforts to (i) prepare and file, as soon as practicable following the earliest date after the Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, such registration statement, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) calendar days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (and shall give the Rights Agent prompt written notice thereof) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, and a Flip-In Event has not occurred, the Company may temporarily suspend (and shall give the Rights Agent prompt written notice thereof) the exercisability of Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement, if required, shall not have been declared effective.

(d)    The Company shall take such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Triggering Event, other securities, if any) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares and/or other securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable.

(e)    The Company shall pay, when due and payable, any and all transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any shares of Common Stock and/or other securities, if any, upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares of Common Stock and/or other securities, if any, in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock and/or other securities, if any, in a name other than that of, the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.    Common Stock Record Date.

Each Person in whose name any certificate for shares of Common Stock and/or other securities, if any, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (and/or other securities, if any) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (and/or other securities, if any) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (and/or other securities, if any) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares or other securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.    Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.

The Exercise Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)    (i) In the event the Company at any time after the date hereof (A) declares a dividend on the Common Stock payable in shares of Common Stock, (B) splits or subdivides the outstanding Common Stock, (C) combines the outstanding Common Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Units of a share of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Units of a share of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)    Subject to Section 24 hereof, in the event any Person, alone or together with its Related Persons, becomes an Acquiring Person (the first occurrence of such event, the “Flip-In Event”), then each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, at a price equal to (A) the then-current Exercise Price for a Unit of a share of Common Stock, multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Common Share for which a Right is then exercisable in accordance with the terms of this Agreement, in lieu of the number of Units of Common Stock otherwise receivable upon exercise, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying (A) the then-current Exercise Price for a Unit of a share of Common Stock by (B) ten thousand, multiplied by (C) the number of Units of a share of Common Stock for which a Right was exercisable immediately prior to the Flip-In Event and, dividing that product by (y) 50% of the Current Market Price per share of Common Stock on the date of such Flip-In Event (such number of shares, the “Adjustment Shares”); provided, however, that in connection with any exercise effected pursuant to this Section 11(a)(ii), no holder of Rights shall be entitled to receive Common Stock that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock then-outstanding (or, in the case of an Existing Holder, becoming the Beneficial Owner of one or more additional shares of Common Stock). If a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive upon exercise of a Right a number of shares that would otherwise result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of the Triggering Percentage or more of the shares of Common Stock then-outstanding (or, in the case of an Existing Holder, becoming the Beneficial Owner of one or more additional shares of Common Stock) (such shares, the “Excess Shares”), then, the Board may elect, in its sole discretion, that in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will be entitled to receive only an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine (9) months with a principal amount, equal to the Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it has received such notice.

(iii)    In the event that the number of shares of Common Stock that are authorized by the Articles of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Board shall, to the extent permitted by applicable law, the Articles of Incorporation and by any agreements or instruments then in effect to which the Company is a party (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”) and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon the exercise of a Right and payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) shares or fractions of a share of preferred stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, which the Board has determined to have substantially the same value or economic rights as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Exercise Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available) and then, if necessary, cash, Common Stock or other equity securities of the Company, debt securities of the Company, other assets, or any combination thereof, which have an aggregate value equal to the Spread.

If, upon the occurrence of the Flip-In Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than one hundred and twenty (120) calendar days after the Flip-In Trigger Date, so that the Company may seek stockholder approval for the authorization of such additional shares of Common Stock (such period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (aa) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (bb) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice of such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the Flip-In Trigger Date, and the value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board may establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)    In case the Company fixes a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock (“Equivalent Common Stock”)) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(c)    In case the Company fixes a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(d)    For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of common stock (or similar equity interest) of an issuer on any date shall be deemed to be the average of the daily closing prices per share of such common stock (or other security) for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of common stock (or other security) of an issuer is determined during a period following the announcement by the issuer of such common stock (or other security) of (A) a dividend or distribution on such common stock (or other security) payable in shares of such common stock (or other security) or securities convertible into shares of such common stock (or other security) (other than the Rights), or (B) any subdivision, combination or reclassification of such common stock (or other security), and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “Current Market Price” shall be properly adjusted, as determined in good faith by the Board, to take into account any trading during the period prior to such ex-dividend date or record date. The closing price per share of common stock (or other security) of an issuer for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NYSE or NASDAQ or, if such shares of common stock (or other security) are not listed or admitted to trading on NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of common stock (or other security) are listed or admitted to trading or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such other quotation system then in use, or, if on any such date such shares of common stock (or other security) are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such common stock (or other security) selected by the Board. If on any such date no market maker is making a market in such common stock (or other security), the fair value of such shares on such date as determined in good faith by the Board shall be used. If an issuer’s shares of common stock (or other security) are not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one Unit of a share of Common Stock will be equal to the Current Market Price per one share of Common Stock divided by ten thousand.

(e)    Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price is required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest Unit of a share of Common Stock or Unit of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), no adjustment required by this Section 11 may be made after the earlier of (i) three (3) years from the date of the transaction that requires such adjustment and (ii) the Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Common Stock, the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder will evidence the right to purchase, at the adjusted Exercise Price, the number of Units of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Unless the Company has exercised its election pursuant to Section 11(i) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Units of shares of Common Stock (calculated to the nearest Unit thereof) obtained by (i) multiplying (A) the number of Units of shares of Common Stock covered by a Right immediately prior to this adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i)    The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights, in lieu of any adjustment in the number of Units of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, at the option of the Company, either (A) cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or (B) cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders become entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)    Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number and kind of securities that were expressed in the initial Rights Certificates issued hereunder.

(k)    Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non‑assessable Units of shares of Common Stock or such other securities, as the case may be, at such adjusted Exercise Price.

(l)    In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Common Stock (or Units thereof) and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment (and shall provide the Rights Agent prompt written notice of such election); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)    Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company is entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, to the extent that the Board determines that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

(n)    After the earlier of the Distribution Date and the Stock Acquisition Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that is not prohibited by Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that is not prohibited by Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions none of which is prohibited by Section 11(o) hereof), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Flip-Over Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Related Persons; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o)    After the earlier of the Distribution Date and the Stock Acquisition Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not, except as permitted by Section 23, Section 24 or Section 28 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)    Notwithstanding anything in this Agreement to the contrary, in the event that the Company, at any time after the date hereof and prior to the Distribution Date, (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then the number of Rights associated with each share of Common Stock then-outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

Section 12.    Certificate of Adjusted Exercise Price or Number of Shares.

Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 27 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification, give such notice or mail such summary shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate.

Section 13.    Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)    In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction that is not prohibited by Section 11(o) hereof), and the Company is not the continuing or surviving entity of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that is not prohibited by Section 11(o) hereof) engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person or cash or any other property or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) in one or more transactions, assets, cash flow or earning power aggregating to more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions none of which is prohibited by Section 11(o) hereof) (any event described in clause (i), (ii) or (iii) of this Section 13(a) following the Stock Acquisition Date, a “Flip-Over Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, upon the expiration of the Redemption Period, will have the right to receive upon the exercise thereof at a price equal to (A) the then-current Exercise Price for a Unit of a share of Common Stock multiplied by (B) ten thousand, multiplied by (C) the number of Units of a Common Share for which a Right is then exercisable in accordance with the terms of this Agreement, in lieu of the number of Units of shares of Common Stock otherwise receivable upon exercise, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Flip-Over Stock, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying (1) the then-current Exercise Price for a Unit of a share of Common Stock by (2) ten thousand, multiplied by (3) the number of Units of shares of Common Stock for which a Right was exercisable immediately prior to the Flip-Over Event, and dividing that product by (y) 50% of the Current Market Price (determined pursuant to Section 11(d)(A) hereof) per share of the Flip-Over Stock on the date of consummation of such Flip-Over Event; (ii) such Flip-Over Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Flip-Over Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Flip-Over Party following the first occurrence of a Flip-Over Event; (iv) such Flip‑Over Party shall take such steps (including the reservation of a sufficient number of shares of Flip‑Over Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Flip-Over Event.

(b)    “Flip-Over Party” shall mean:

(i)    in the case of any transaction described in clause (i) or clause (ii) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock are converted or exchanged in such share exchange, consolidation or merger, and if no securities are so issued, the Person that is the other party to such share exchange, consolidation or merger; and

(ii)    in the case of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13(b), (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) calendar month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the common stock (or similar equity interest) of which is and has been so registered, “Flip‑Over Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock (or similar equity interest) of two or more of which are and have been so registered, “Flip-Over Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value.

(c)    The Company may not consummate any Flip-Over Event unless the Flip‑Over Party has a sufficient number of authorized shares of Flip-Over Stock (or similar equity interest) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Flip‑Over Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) hereof and further providing that, as soon as practicable after the date of any exchange, consolidation, merger, sale or transfer of assets mentioned in Section 13(a) hereof, the Flip-Over Party will:

(i)    prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)    use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under “blue sky” laws of the various states in connection with the exercisability of the Rights, as may be necessary or appropriate; and

(iii)    deliver to holders of the Rights historical financial statements for the Flip‑Over Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)    The provisions of this Section 13 shall similarly apply to successive exchanges, consolidations, mergers, sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(e)    Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Related Persons) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a) hereof.

Section 14.    Fractional Rights and Fractional Shares.

(a)    The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11 hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)    The Company shall not be required to issue fractions of shares of Common Stock (other than fractions which are integral multiples of one Unit of a share of Common Stock), Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock (other than fractions which are integral multiples of one Unit of a share of Common Stock), Common Stock Equivalents or other securities. Fractions of shares of Common Stock in integral multiples of one Unit of a share of Common Stock may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares of Common Stock, represented by such depositary receipts. In lieu of fractional shares of Common Stock that are not integral multiples of one Unit of a shares of Common Stock, Common Stock Equivalents or other securities, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, Common Stock Equivalents or such other securities. For purposes of this Section 14(b), the current market value of one share of Common Stock or other security (other than a Common Stock Equivalent) shall be the Closing Price of one share of Common Stock or such other security, as applicable, for the Trading Day immediately prior to the date of such exercise, and the current market value of a Common Stock Equivalent shall be deemed to equal the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(c)    The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(d)    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15.    Rights of Action.

All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of the Company.

Section 16.    Agreement of Rights Holders.

Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the shares of Common Stock associated with such Rights;

(b)    after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request;

(c)    subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, any associated Common Stock certificate, or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or any associated Common Stock certificates, or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)    notwithstanding anything herein to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.    Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate is entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

Section 18.    Concerning the Rights Agent.

(a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the negotiation, preparation, execution, administration, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or to which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement.

(b)    The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be duly signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c)    Each of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the Rights.

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.

(a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)    In case at any time the name of the Rights Agent shall be changed, and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform such duties and obligations, by all of which the Company and the holders of Rights Certificates or shares of Common Stock by their acceptance thereof, shall be bound.

(a)    The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall have no liability for or in respect of, any action taken or omitted to be taken by it in the absence of bad faith and in accordance with such advice or opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of “Current Market Price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate as set forth in this Section 20(b).

(c)    The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything herein to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything to the contrary herein, any liability of the Rights Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) calendar months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any adjustment or calculation required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment or calculation (except with respect to the exercise of Rights evidenced by Rights Certificates subject to the terms and conditions hereof after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f)    The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the SEC or this Agreement, including obligations under applicable regulation or law.

(g)    The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(h)    The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(i)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be an Authorized Officer and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such instructions shall provide full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for and it shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application unless, prior to taking any such action (or the effective date, in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

(j)    The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(k)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(l)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if the Rights Agent has reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, that Rights Agent shall not be liable for any delays arising from the duties under this Section 20(m).

(n)    The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(o)    The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 27 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(p)    The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same.

(q)    In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Rights Certificate or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Rights Agent.

Section 21.    Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days’ notice in writing mailed to the Company, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. In the event any transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon no less than thirty (30) calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person (other than a natural person) organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.    Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company has been advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.    Redemption and Termination.

(a)    The Board may, within its sole discretion, at any time before the Distribution Date (the “Redemption Period”) authorize the Company to redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, the “Redemption Price”). Any such redemption will be effective immediately upon the action of the Board authorizing the same, unless such action of the Board expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board). The redemption of the Rights by the Board pursuant to this Section 23(a) may be made effective at such time, on such basis and with such conditions as the Board may establish, in its sole discretion. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on the Current Market Price or any other form of consideration deemed appropriate by the Board.

(b)    Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) hereof (or such later time as the Board may establish for the effectiveness of such redemption, evidence of which shall have been filed with the Rights Agent), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption; and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within ten (10) calendar days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Articles of Incorporation prior to the Distribution Date.

Section 24.    Exchange.

(a)    The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)    Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (with prompt written notice thereof to the Rights Agent) of any exchange. The Company promptly thereafter shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights. Prior to effecting any exchange and registering shares of Common Stock in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof. No failure to give, or any defect in, any notice provided under this Section 24(b) shall affect the validity of any exchange. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and non-assessable shares of Common Stock or of such other securities, as the case may be.

(c)    In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, then the Company shall take all such actions as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights or alternatively, at the option of the Board, with respect to each Right, (i) pay cash in an amount equal to the Current Value in lieu of issuing shares of Common Stock in exchange therefor, (ii) issue other equity securities of the Company having a value equal to the Current Value in lieu of issuing shares of Common Stock in exchange therefor, (iii) issue debt securities having a value equal to the Current Value in lieu of issuing shares of Common Stock in exchange therefor, (iv) substitute other assets having a value equal to the Current Value in lieu of issuing shares of Common Stock in exchange therefor or (v) deliver any combination of cash, other equity securities, debt securities or other assets having a value equal to the Current Value in lieu of issuing shares of Common Stock in exchange therefor.

(d)    The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For the purposes of this Section 24(d), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.    Process to Seek Exemption.

Any Person who desires to effect any acquisition of Common Stock or other securities of the Company that might, if consummated, result in such Person Beneficially Owning the Triggering Percentage or more of the Common Stock then-outstanding (or, in the case of an Existing Holder, one or more additional shares of Common Stock) (a “Requesting Person”) may request that the Board grant an exemption with respect to such acquisition under this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number, class and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Related Persons of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating the Triggering Percentage or more of the Common Stock then‑outstanding (or, in the case of an Existing Holder, one or more additional shares of Common Stock) and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall endeavor to respond to an Exemption Request within twenty (20) Business Days after receipt of such Exemption Request; provided, however, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its advisors to assist the Board in making its determination. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available or is required to be disclosed by applicable law or regulation. To the extent the Board grants a Person’s Exemption Request pursuant to this Section 25, such Person shall be an “Exempt Person.”

Section 26.    Notice of Certain Events.

(a)    In case the Company proposes, at any time after the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase one or more additional shares of Common Stock or one or more shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions none of which is prohibited by Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) calendar days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

(b)    In case any Flip-In Event occurs, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 27 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) if appropriate, all references in Section 26(a) to Common Stock shall be deemed thereafter to refer to other securities.

Section 27.    Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class or express U.S. mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

If to the Company, at its address at:

Farmers & Merchants Bancshares, Inc.
4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074
Attention:  Corporate Secretary

with a copy to, which shall not constitute notice:

Gordon Feinblatt LLC

1001 Fleet Street, Suite 700

Baltimore, Maryland 21202

Attention:  Andrew Bulgin

Email:        abulgin@gfrlaw.com

with an additional copy to, which shall not constitute notice:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention:  Lawrence S. Elbaum

 C. Patrick Gadson

Email:        lelbaum@velaw.com

 pgadson@velaw.com

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent in writing by first-class or express U.S. mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Equiniti Trust Company, LLC
48 Wall Street, Floor 22

New York, New York 10005
Attention: Farmers & Merchants Bancshares, Inc. Client Contact

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent in writing by first-class or express U.S. mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

Section 28.    Supplements and Amendments.

Except as otherwise provided in this Section 28, for so long as the Rights are redeemable, the Company may, from time to time, in its sole discretion, supplement or amend this Agreement in any respect without the approval of any holders of Rights Certificates or Common Stock, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. At any time when the Rights are not redeemable, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (a) cure any ambiguity; (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) shorten or lengthen any time period hereunder, including, without limitation, the Final Expiration Date and the Expiration Date; or (d) otherwise change, amend or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that the Rights Agent shall not be required to supplement or amend this Agreement in any manner that would materially adversely affect the interests of the Rights Agent, without the consent of the Rights Agent; provided, further, that from and after the time when the Rights are no longer redeemable, this Agreement may not be supplemented or amended in any manner that would (x) adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void pursuant to Section 7(e) hereof) as such, (y) cause the Rights again to become redeemable or (z) cause this Agreement to become amendable other than in accordance with this Section 28. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Any such supplement or amendment shall be evidenced in writing signed by the Company and the Rights Agent. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company. The Rights Agent shall execute such supplement or amendment hereto requested by the Company in writing; provided, that the Company has delivered to the Rights Agent a certificate from an Authorized Officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 28.

Section 29.    Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30.    Determinations and Actions by the Board.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations. Except as otherwise specifically provided herein, the Board has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23 hereof, to exchange or not exchange the rights in accordance with Section 24 hereof, to amend or not amend this Agreement in accordance with Section 28 hereof). In administering this Agreement and exercising the rights and powers specifically granted to the Board and to the Company, and in interpreting this Agreement and making any determination under this Agreement, the Board may consider any and all facts, circumstances or information that it deems to be necessary, useful or appropriate. The Rights Agent is entitled to assume that the Board acted in good faith, and the Rights Agent will be fully protected and incur no liability in reliance thereon. For all purposes of this Agreement and to the extent permitted by law, any action taken by a duly authorized committee or subcommittee of the Board shall be deemed to be an action taken by the Board.

Section 31.    Benefits of this Agreement.

Nothing in this Agreement may be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; rather, this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock).

Section 32.    Tax Compliance and Withholding.

The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Internal Revenue Code of 1986, as amended, or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed by the Company.

Section 33.    Severability.

If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and the Rights will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement or the Rights would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof will be reinstated and shall not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board; provided, further, that if any such severed term, provision, covenant or restriction shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 34.    Governing Law; Submission to Jurisdiction.

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed entirely within the State of Maryland; provided, however, that the rights, duties, liabilities and obligations of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the State and Federal courts located in Carroll County, Maryland and the District of Maryland, respectively, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder of Rights acknowledge that the forum designated by this Section 34 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 34. The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 34. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 35.    Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page by facsimile or other customary means of electronic transmission (e.g., email or “pdf”) shall be effective as delivery of a manually executed counterpart hereof and shall constitute an original signature for all purposes.

Section 36.    Descriptive Headings; Interpretation.

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” If a term is defined, then the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate. Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

Section 37.    Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, pandemic or public health emergency, epidemic, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, civil unrest, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FARMERS & MERCHANTS BANCSHARES, INC.

By:	/s/ Gary A. Harris
Name:	Gary A. Harris
Title:	President & CEO

Signature Page to Rights Agreement

EQUINITI TRUST COMPANY, LLC

By:	/s/ Adam Burke
Name:	Adam E. Burke
Title:	EVP, Chief Customer Officer

Signature Page to Rights Agreement

EXHIBIT A

[FORM OF RIGHTS CERTIFICATE]

Certificate No. R-	- Rights

NOT EXERCISABLE AFTER JULY 29, 2025 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR LATER AS DESCRIBED IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN “ACQUIRING PERSON” OR ANY “RELATED PERSON” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN “ACQUIRING PERSON” OR A “RELATED PERSON” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the last sentence of the preceding paragraph.

Exhibit A-1

Rights Certificate

FARMERS & MERCHANTS BANCSHARES, INC.

This certifies that _________________, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 30, 2024 (the “Rights Agreement”), by and between Farmers & Merchants Bancshares, Inc., a Maryland corporation (the “Company”), and Equiniti Trust Company, LLC, as rights agent (and any successor rights agent, the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on the Final Expiration Date, or such earlier or later date as provided in the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one Unit of a fully paid, non-assessable share of common stock, par value $0.01 per share (the “Common Stock”), of the Company, at an Exercise Price equal to the quotient of $95.00 divided by ten thousand for each Unit of a share of Common Stock (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares (or Units thereof) which may be purchased upon exercise thereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of August 12, 2024, based on the Common Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

From and after the occurrence of the Flip-In Event or a Flip-Over Event, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person, (ii) a transferee of any such Acquiring Person or Related Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or a Related Person of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-In Event or Flip-Over Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be null and void as long as held, by (i) a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable or (ii) an Acquiring Person.

As provided in the Rights Agreement, the Exercise Price and the number and kind of shares of Common Stock (or Units thereof) or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

Exhibit A-2

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock (or Units thereof) as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the Distribution Date.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding shares of the Common Stock, the Board may exchange all or part of the Rights (other than Rights beneficially owned by such Acquiring Person and certain transferees thereof which will have become null and void) for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

(Signature Page Follows)

Exhibit A-3

WITNESS the facsimile signature of the proper officer of the Company.

Dated as of __________, 20__.

FARMERS & MERCHANTS BANCSHARES, INC.

By:
Name:
Title:

Countersigned:

EQUINITI TRUST COMPANY, LLC

By:
Authorized Signature

Exhibit A-4

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED hereby sells,

assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________, ____

Signature
Signature Guaranteed:
Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)         this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)         after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: __________, ____

Signature
Signature Guaranteed:

Exhibit A-5

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: FARMERS & MERCHANTS BANCSHARES, INC.

The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Dated: __________, ____

Signature
Signature Guaranteed:

Exhibit A-6

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: __________, ____

Signature
Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit A-7

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

The Board of Directors (the “Board”) of Farmers & Merchants Bancshares, Inc., a Maryland corporation (the “Company”), has issued one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), to the stockholders of record at the close of business on August 12, 2024 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one ten-thousandth (a “Unit”) of a share of Common Stock, at a price equal to the quotient of $95.00 divided by ten thousand for each Unit of a share of Common Stock, subject to certain adjustments (as adjusted from time to time, the “Exercise Price”). The description and terms of the Rights are set forth in the Rights Agreement, dated as of July 30, 2024 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC (the “Rights Agent”). Capitalized terms used and not defined in this summary shall have the meanings specified in the Rights Agreement.

Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons have, become an “Acquiring Person,” which is generally defined as a person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 11% (the “Triggering Percentage”) or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions, or (ii) the close of business on the tenth business day after the date that a tender offer or exchange offer is first published or sent or given by any person, the consummation of which would result in such person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”).

Existing stockholders that beneficially own the Triggering Percentage or more of the Company’s outstanding shares of Common Stock as of the date of the Rights Agreement are not considered Acquiring Persons; however, such existing stockholders generally may not acquire, or obtain the right to acquire, beneficial ownership of one or more additional shares.

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date (as defined below), the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates (as defined below). With respect to book entry shares of Common Stock outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date, the Rights will be evidenced by the book entry account system that evidences record ownership of such shares. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such Rights Certificates alone will evidence the Rights, subject to adjustments as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and the Rights shall be transferable separately from the Common Stock.

Exhibit B-1

The Rights are not exercisable until the Distribution Date. The Rights will expire prior to the earliest of (i) the close of business on July 29, 2025, or such later date as may be established by the Board prior to the expiration of the Rights; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) upon the occurrence of certain transactions (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock or convertible securities at less than the then-current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions involving the Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will, following the Distribution Date, have the right to receive upon exercise of a Right that number of shares of Common Stock (or at the option of the Company, other securities of the Company) having a market value of two times the Exercise Price, unless the Rights were earlier redeemed or exchanged.

In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the Exercise Price of the Right.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

Exhibit B-2

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange the Rights (other than Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock per outstanding Right (subject to adjustments).

At any time before the Distribution Date, the Board may authorize the redemption of the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

For so long as the Rights are redeemable, the Company may from time to time in its sole discretion supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. At any time when the Rights are not redeemable, the Company may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provisions of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the time when the Rights are no longer redeemable, the Rights Agreement may not be amended or supplemented in any manner that would, among other things, adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void).

A copy of the Rights Agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit B-3